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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 19, 1999


                                  SAFEWAY INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     1-00041                  94-3019135
          --------                     -------                  ----------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                    Identification Number)


          5918 Stoneridge Mall Road, Pleasanton, California    94588
          ------------------------------------------------------------
              (Address of principal executive offices)       (Zip Code)

                                 (925) 467-3000
              ----------------------------------------------------
              (Registrants' telephone number, including area code)

                                       n/a
          -------------------------------------------------------------
          (former name or former address, if changed since last report)






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Item 5.  Other Events

        Safeway Inc. and Carr-Gottstein Foods Co. announced on February 19, 1999 that the companies have settled with the Alaska Public Interest Research Group ("AKPIRG") and six individual plaintiffs in Meyers et al. v Safeway et al., a purported class action lawsuit pending in state court in Anchorage, Alaska, which sought to prevent the proposed acquisition of Carrs by Safeway.

        The settlement says AKPIRG and the plaintiffs will no longer oppose the proposed acquisition of Carrs by Safeway or the consent decree regarding the merger filed recently in a proceeding initiated by the Alaska Attorney General's office, and will dismiss the Meyers et al. v Safeway et al. action.

        The settlement calls for the creation of a citizens advisory committee, to provide Safeway with input and reactions from Alaskan consumers and shoppers during the ten months immediately following the closing of the merger. The advisory committee will meet monthly with a Safeway senior manager from the company's Alaskan operations, from the closing of the merger until most of the supermarkets required to be divested by the consent decree have been sold.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 23, 1999

                                        SAFEWAY INC.

                                        By:  /s/ Michael C. Ross
                                             ---------------------------------
                                             Michael C. Ross
                                             Senior Vice President,
                                             Secretary and General Counsel